                            News

For Immediate Release

CNO Financial Group Reports Fourth Quarter and Full Year 2025 Results

Carmel, Ind., February 5, 2026 - CNO Financial Group, Inc. (NYSE: CNO) today reported its fourth quarter and full year 2025 financial results:

•Achieved, and in most cases exceeded, all 2025 guidance metrics.
•Fourth quarter 2025 net income was $93 million, or $0.95 per diluted share, and net operating income(1) was $143 million, or $1.47 per diluted share.
•Full year 2025 net income was $229 million, or $2.30 per diluted share, and net operating income(1) was $439 million, or $4.40 per diluted share.
•Return on equity (ROE) of 8.9%; Operating ROE of 11.4%, excluding significant items(5).
•Book value per share of $27.92 and book value per diluted share, excluding accumulated other comprehensive loss,(2) of $38.81.
•Consistent sales momentum drove meaningful earnings growth as operating earnings per share grew 11%.
•Total new annualized premiums (NAP)(4) growth, up 15%, accelerated to a new full-year record for the company.

“CNO once again delivered an excellent quarter and full-year performance, demonstrating the consistent, repeatable results that continue to drive our momentum,” said Gary C. Bhojwani, chief executive officer. “We posted our 14th consecutive quarter of strong insurance sales, with total new annualized premiums up 15% for the year, and set multiple production records that underscore the strength of our business model.”

“Operating earnings per share grew 11%, supported by strong insurance product margin and investment results, growth in the business, and disciplined expense and capital management. For the year, we returned $386 million to shareholders, an 11% increase from 2024. This reflects the healthy free cash flow generation of the business, bolstered by our second reinsurance transaction with our Bermuda affiliate.”

“Our associates and agents continued to execute with focus and dedication, enabling us to grow the franchise while improving profitability and advancing our long-term strategic roadmap. We enter 2026 with a strong capital position and a path to achieving our 2027 ROE target.”

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net income decreased in 4Q25 and increased in 4Q24 due to non-economic accounting impacts resulting from market volatility.

Net operating income, a non-GAAP(a) financial measure, excludes these non-economic accounting impacts as well as other non-operating items. Net operating income is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes the non-operating items as defined in note (1). Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

In 4Q25, net income and net operating income(1) were unaffected by significant items, compared to unfavorable impacts in 4Q24 of $3.1 million, or $0.03 per diluted share. Significant items are detailed in note (6).

	Per diluted share
	Quarter ended December 31,			Quarter ended December 31,
	2025	2024	% change	2025	2024	% change

Income from insurance products (b)	$1.19	$1.01	18%	$116.1	$107.0	9%
Fee income	0.19	0.20	(5)	19.1	20.6	(7)
Investment income not allocated to product lines (c)	0.60	0.62	(3)	58.1	65.3	(11)
Expenses not allocated to product lines	(0.20)	(0.18)	11	(19.8)	(19.0)	4
Operating earnings before taxes	1.78	1.65		173.5	173.9
Income tax expense on operating income	(0.31)	(0.34)	(9)	(30.1)	(35.9)	(16)
Net operating income (1)	1.47	1.31	12	143.4	138.0	4
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(0.26)	(0.33)		(25.2)	(35.1)
Net change in market value of investments recognized in earnings	(0.01)	(0.06)		(1.3)	(6.6)
Changes in fair value of embedded derivative liabilities and market risk benefits	(0.02)	0.88		(1.5)	92.6
Expenses related to TechMod initiative	(0.10)	—		(9.9)	—
Goodwill and other asset impairment	(0.05)	—		(5.2)	—
Net loss related to divested business	(0.18)	—		(17.3)	—
Other	(0.02)	0.07		(1.7)	7.3
Non-operating income before taxes	(0.64)	0.56		(62.1)	58.2
Income tax expense on non-operating income	0.12	(0.13)		11.6	(13.3)
Net non-operating income	(0.52)	0.43		(50.5)	44.9
Net income	$0.95	$1.74		$92.9	$182.9

Weighted average diluted shares outstanding	97.3	105.2

FINANCIAL SUMMARY
Year End
(Amounts in millions, except per share data)
(Unaudited)

Net income decreased in 2025 and increased in 2024 due to non-economic accounting impacts resulting from market volatility. Net income also decreased in 2025 due to a goodwill and intangible asset impairment.

Net operating income, a non-GAAP(a) financial measure, excludes these non-economic accounting impacts as well as other non-operating items including the goodwill and intangible asset impairment. Net operating income is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes the non-operating items as defined in note (1). Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

Net income and net operating income(1) were favorably impacted by significant items of $37.5 million, or $0.38 per diluted share, in 2025 and $18.8 million, or $0.17 per diluted share, in 2024. Significant items are detailed in note (6).

	Per diluted share
	Year ended December 31,			Year ended December 31,
	2025	2024	% change	2025	2024	% change

Income from insurance products (b)	$4.57	$3.93	16%	$456.3	$424.7	7%
Fee income	0.15	0.28	(46)	15.2	30.0	(49)
Investment income not allocated to product lines (c)	1.70	1.55	10	169.4	167.9	1
Expenses not allocated to product lines	(0.88)	(0.67)	31	(87.7)	(71.8)	22
Operating earnings before taxes	5.54	5.09		553.2	550.8
Income tax expense on operating income	(1.14)	(1.12)	2	(114.0)	(121.5)	(6)
Net operating income (1)	4.40	3.97	11	439.2	429.3	2
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(0.69)	(0.67)		(69.0)	(72.7)
Net change in market value of investments recognized in earnings	0.14	0.21		14.3	22.8
Changes in fair value of embedded derivative liabilities and market risk benefits	(0.64)	0.43		(64.0)	46.3
Expenses related to TechMod initiative	(0.20)	—		(20.3)	—
Goodwill and other asset impairment	(1.02)	—		(101.9)	—
Net loss related to divested business	(0.17)	—		(17.3)	—
Other	(0.02)	(0.07)		(1.6)	(7.3)
Non-operating income before taxes	(2.60)	(0.10)		(259.8)	(10.9)
Income tax expense on non-operating income	0.50	0.02		49.9	2.4
Net non-operating income	(2.10)	(0.08)		(209.9)	(8.5)
Net income	$2.30	$3.89		$229.3	$420.8

Weighted average diluted shares outstanding	99.8	108.1
____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance product margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance product margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. Investment income not allocated to product lines includes investment income on investments in excess of amounts allocated to product lines, investments held by our holding companies, the spread we earn from our federal home loan bank ("FHLB") investment borrowing and FABN programs and variable components of investment income (including call and prepayment income, adjustments to returns on structured securities due to cash flow changes, income (loss) from company-owned life insurance ("COLI") and alternative investments income not allocated to product lines), net of interest expense on corporate debt and financing arrangements. The spread earned from our FHLB investment borrowing and FABN programs includes the investment income on the matched assets less: (i) interest on investment borrowings related to the FHLB investment borrowing program; (ii) interest credited on funding agreements; and (iii) amortization of deferred acquisition costs related to the FABN program.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
___________________________________________________________________________________________________

	Year ended
	December 31,
	2025	2024
Trailing four quarters:
Net Income	$229.3	$420.8
Net operating income (a non-GAAP financial measure)	439.2	429.3
Net operating income, excluding significant items	401.7	410.5

Average of each of the trailing four quarters average:
Shareholders’ equity	$2,566.4	$2,462.5
Accumulated other comprehensive loss	1,213.4	1,383.7
Shareholders’ equity, excluding accumulated other comprehensive loss	3,779.8	3,846.2

Net operating loss carryforwards	(243.1)	(240.0)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,536.7	$3,606.2

Ratios:
Return on equity	8.9%	17.1%
Operating return on equity (a non-GAAP financial measure) (5)	12.4%	11.9%
Operating return on equity, excluding significant items (a non-GAAP financial measure) (5)	11.4%	11.4%

Shareholders’ equity	$2,638.2	$2,515.2
Accumulated other comprehensive loss	1,115.0	1,371.4
Shareholders’ equity, excluding accumulated other comprehensive loss	3,753.2	3,886.6

Basic shares outstanding	94,484,339	101,618,957
Diluted shares outstanding	96,714,213	104,052,793

Book value per share	$27.92	$24.75

Book value per diluted share	$27.28	$24.17
Accumulated other comprehensive loss per diluted share	11.53	13.18
Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$38.81	$37.35

Non-Operating Items
Net investment losses in 4Q25 were $25.2 million, including the unfavorable change in the allowance for credit losses of $3.0 million. Net investment losses in 4Q24 were $35.1 million, including the unfavorable change in the allowance for credit losses of $7.8 million.

During 4Q25 and 4Q24, we recognized a decrease in earnings of $1.3 million and $6.6 million, respectively, due to the net change in market value of investments.

During 4Q25 and 4Q24, we recognized a decrease in earnings of $1.5 million and an increase of $92.6 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

During 4Q25, we incurred $9.9 million of expense related to TechMod, our previously announced technology modernization initiative. This three-year project began in the second quarter of 2025 to modernize certain elements of our technology.

We recognized a $5.2 million non-operating charge for the impairment of other assets and a $17.3 million loss related to our exit from the fee services side of the Worksite business during 4Q25, as previously announced. Beginning in 4Q25, operating losses, including costs to exit this business, are reported in non-operating income. These operating losses were previously reported in operating income as a component of fee income.

Other non-operating items included a decrease in earnings of $1.7 million and an increase of $6.6 million for the mark-to-market change in the agent deferred compensation plan liability, which was impacted by changes in the underlying actuarial assumptions used to value the liability in 4Q25 and 4Q24, respectively. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of December 31, 2025 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$13,876.5	$692.3		$14,568.8
United States Treasury securities and obligations of the United States government and agencies	207.2	—		207.2
States and political subdivisions	3,289.0	22.4		3,311.4
Foreign governments	130.9	—		130.9
Asset-backed securities	1,734.1	46.7		1,780.8
Agency residential mortgage-backed securities	838.3	—		838.3
Non-agency residential mortgage-backed securities	1,400.3	238.8	(a)	1,639.1
Collateralized loan obligations	1,142.4	—		1,142.4
Commercial mortgage-backed securities	2,079.2	78.3		2,157.5
Total	$24,697.9	$1,078.5		$25,776.4
____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners ("NAIC").

As of December 31, 2025, the fair value of CNO’s available for sale fixed maturity portfolio was $23,886.8 million compared with an amortized cost of $25,776.4 million. Net unrealized losses were comprised of gross unrealized gains of $235.3 million and gross unrealized losses of $2,088.9 million as of December 31, 2025. The allowance for credit losses was $36.0 million at December 31, 2025.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 380 percent at December 31, 2025, reflecting estimated 4Q25 statutory operating gain of $18.4 million. There were $273.8 million insurance company dividends, net of capital contributions, to the holding company during 4Q25.

During 4Q25, we repurchased $60.0 million of common stock under our securities repurchase program (including $0.9 million of repurchases settled in 1Q26). We repurchased 1.5 million common shares at an average cost of $40.74 per share. As of December 31, 2025, we had 94.5 million shares outstanding and had authority to repurchase up to an additional $420.4 million of our common stock. During 4Q25, dividends paid on common stock totaled $16.2 million.

Unrestricted cash and investments held by our holding company were $351.4 million at December 31, 2025 compared to $372.5 million at December 31, 2024.

Book value per common share was $27.92 at December 31, 2025 compared to $24.75 at December 31, 2024. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $38.81 at December 31, 2025 compared to $37.35 at December 31, 2024.

The debt-to-capital ratio was 33.6% and 42.2% at December 31, 2025 and 2024, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss)(3), was 26.2% and 32.1% at December 31, 2025 and 2024, respectively. The reduction in the ratios from December 31, 2024 was primarily due to the repayment of the 2025 Notes in 2Q25.

Return on equity for the trailing four quarters ended December 31, 2025 and 2024 was 8.9% and 17.1%, respectively. Operating return on equity, excluding significant items(5), for the trailing four quarters ended December 31, 2025 and 2024 was 11.4%.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2024 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on February 6, 2026 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://events.q4inc.com/analyst/745932136?pwd=4a24Aol9. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, and financial services through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $38.8 billion in total assets. Our 3,300 associates, 5,000 exclusive agents and more than 7,000 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Insurance policy income	$662.2	$643.6	$2,622.6	$2,558.5
Net investment income:
General account assets	406.1	399.5	1,542.4	1,419.4
Policyholder and other special-purpose portfolios	22.4	17.1	181.0	329.4
Investment gains (losses):
Realized investment losses	(21.6)	(26.2)	(59.6)	(75.6)
Other investment gains (losses)	(4.9)	(15.5)	4.9	25.7
Total investment losses	(26.5)	(41.7)	(54.7)	(49.9)
Fee revenue and other income	78.9	78.7	196.1	192.1
Total revenues	1,143.1	1,097.2	4,487.4	4,449.5
Benefits and expenses:
Insurance policy benefits	617.7	508.3	2,548.2	2,450.3
Liability for future policy benefits remeasurement loss	(14.9)	(12.0)	(70.7)	(41.1)
Change in fair value of market risk benefits	(4.4)	(14.9)	(12.4)	(60.5)
Interest expense	53.2	62.0	230.9	254.4
Amortization of deferred acquisition costs and present value of future profits	72.1	65.3	278.0	251.2
Goodwill and other asset impairment	5.2	—	101.9	—
Gain on extinguishment of borrowings related to variable interest entities	—	—	(1.5)	—
Other operating costs and expenses	302.8	256.4	1,119.6	1,055.3
Total benefits and expenses	1,031.7	865.1	4,194.0	3,909.6
Income before income taxes	111.4	232.1	293.4	539.9
Income tax expense	18.5	49.2	64.1	119.1
Net income	$92.9	$182.9	$229.3	$420.8
Earnings per common share:
Basic:
Weighted average shares outstanding	95,136,000	102,778,000	97,763,000	106,144,000
Net income	$0.98	$1.78	$2.35	$3.96
Diluted:
Weighted average shares outstanding	97,278,000	105,230,000	99,822,000	108,116,000
Net income	$0.95	$1.74	$2.30	$3.89

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from disposals, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; (viii) costs related to our three-year project to modernize certain elements of our technology ("TechMod") that are incremental to normal spend and will not recur following implementation, net of taxes; (ix) goodwill and other asset impairment expenses, net of taxes; (x) gains or losses related to divested business, net of taxes; and (xi) other non-operating items including earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. The income tax expense or benefit allocated to the items included in net non-operating income (loss) represents the current and deferred income tax expense or benefit allocated to the items included in non-operating earnings. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of results of our insurance product lines. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2 and page 3. Additional information concerning this non-

GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available on CNO's website, CNOinc.com, in the Investors section under SEC Filings.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Operating return on equity and operating return on equity, excluding significant items are calculated as follows: (i) operating return on equity is equal to the trailing four quarters of net operating income(1) divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, for the trailing four quarters; and (ii) operating return on equity, excluding significant items is equal to the trailing four quarters of net operating income(1), excluding significant items, divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, for the trailing four quarters.

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
1Q24	$57.5	$—		$57.5	$311.7	$112.3	$389.6
2Q24	114.6	—		114.6	364.0	116.3	432.2
3Q24	119.2	(21.9)	(b)	97.3	376.9	9.3	274.2
4Q24	138.0	3.1	(c)	141.1	410.5	182.9	420.8
1Q25	81.1	(5.3)	(d)	75.8	428.8	21.5	330.0
2Q25	87.5	—		87.5	401.7	91.8	305.5
3Q25	127.2	(32.2)	(e)	95.0	399.4	23.1	319.3
4Q25	143.4	—		143.4	401.7	92.9	229.3

(a) See note (6) for additional information.

(b) Comprised of $31.2 million of the net favorable impact arising from our comprehensive annual actuarial review and $2.9 million of the unfavorable impact related to a fixed asset impairment, net of tax expense of $6.4 million.

(c) Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review, net of tax expense of $0.8 million.

(d) Comprised of $6.8 million of the favorable impact of an out-of-period adjustment which decreased reserves, net of tax expense of $1.5 million.

(e) Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $9.1 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Year ended December 31,
	4Q25	4Q24
Pre-tax operating earnings (a non-GAAP financial measure)	$553.2	$550.8
Income tax expense	(114.0)	(121.5)
Net operating income	439.2	429.3
Non-operating items:
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(69.0)	(72.7)
Net change in market value of investments recognized in earnings	14.3	22.8
Changes in fair value of embedded derivative liabilities and market risk benefits	(64.0)	46.3
Fair value changes related to the agent deferred compensation plan	(1.7)	6.6
Expenses related to TechMod initiative	(20.3)	—
Goodwill and other asset impairment	(101.9)	—
Net loss related to divested business	(17.3)	—
Other	0.1	(13.9)
Non-operating loss before taxes	(259.8)	(10.9)
Income tax benefit on non-operating loss	49.9	2.4
Net non-operating loss	(209.9)	(8.5)
Net income	$229.3	$420.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q23	2Q23	3Q23	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24	4Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9	$3,810.0
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders' equity	$2,367.7	$2,428.9	$2,687.8	$2,515.2

	1Q25	2Q25	3Q25	4Q25
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,498.9	$3,504.3	$3,483.6	$3,510.2
Net operating loss carryforwards	295.3	271.1	246.3	243.0
Accumulated other comprehensive loss	(1,239.1)	(1,252.7)	(1,118.9)	(1,115.0)
Common shareholders' equity	$2,555.1	$2,522.7	$2,611.0	$2,638.2

A reconciliation of consolidated capital, excluding accumulated other comprehensive loss and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q25	4Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.7	$3,606.2
Net operating loss carryforwards	243.1	240.0
Accumulated other comprehensive loss	(1,213.4)	(1,383.7)
Common shareholders' equity	$2,566.4	$2,462.5

(6)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Year ended
	December 31, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$238.6	$(16.6)	(a)	$222.0
Health margin	556.6	(21.1)	(a)	535.5
Life margin	272.4	(10.4)	(a)	262.0
Total insurance product margin	1,067.6	(48.1)		1,019.5
Allocated expenses	(611.3)	—		(611.3)
Income from insurance products	456.3	(48.1)		408.2
Fee income	15.2	—		15.2
Investment income not allocated to product lines	169.4	—		169.4
Expenses not allocated to product lines	(87.7)	—		(87.7)
Operating earnings before taxes	553.2	(48.1)		505.1
Income tax (expense) benefit on operating income	(114.0)	10.6		(103.4)
Net operating income	$439.2	$(37.5)		$401.7

Net operating income per diluted share	$4.40	$(0.38)		$4.02
___________
(a)Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review during 3Q25 and $6.8 million of the favorable impact of an out-of-period adjustment which decreased reserves, during 1Q25.

	Three months ended
	September 30, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$72.9	$(16.6)	(a)	$56.3
Health margin	157.0	(21.1)	(a)	135.9
Life margin	70.6	(3.6)	(a)	67.0
Total insurance product margin	300.5	(41.3)		259.2
Allocated expenses	(151.0)	—		(151.0)
Income from insurance products	149.5	(41.3)		108.2
Fee income	(3.9)	—		(3.9)
Investment income not allocated to product lines	39.5	—		39.5
Expenses not allocated to product lines	(22.3)	—		(22.3)
Operating earnings before taxes	162.8	(41.3)		121.5
Income tax (expense) benefit on operating income	(35.6)	9.1		(26.5)
Net operating income	$127.2	$(32.2)		$95.0

Net operating income per diluted share	$1.29	$(0.33)		$0.96
___________
(a)Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	March 31, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$54.5	$—		$54.5
Health margin	126.2	—		126.2
Life margin	68.2	(6.8)	(a)	61.4
Total insurance product margin	248.9	(6.8)		242.1
Allocated expenses	(161.2)	—		(161.2)
Income from insurance products	87.7	(6.8)		80.9
Fee income	(0.8)	—		(0.8)
Investment income not allocated to product lines	38.0	—		38.0
Expenses not allocated to product lines	(20.3)	—		(20.3)
Operating earnings before taxes	104.6	(6.8)		97.8
Income tax (expense) benefit on operating income	(23.5)	1.5		(22.0)
Net operating income	$81.1	$(5.3)		$75.8

Net operating income per diluted share	$0.79	$(0.05)		$0.74
___________
(a)Comprised of $6.8 million of the favorable impact of an out-of-period adjustment, which decreased reserves.

	Year ended
	December 31, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$274.2	$(36.2)	(a)	$238.0
Health margin	516.8	8.2	(a)	525.0
Life margin	249.0	0.7	(a)	249.7
Total insurance product margin	1,040.0	(27.3)		1,012.7
Allocated expenses	(615.3)	—		(615.3)
Income from insurance products	424.7	(27.3)		397.4
Fee income	30.0	—		30.0
Investment income not allocated to product lines	167.9	—		167.9
Expenses not allocated to product lines	(71.8)	2.9	(b)	(68.9)
Operating earnings before taxes	550.8	(24.4)		526.4
Income tax (expense) benefit on operating income	(121.5)	5.6		(115.9)
Net operating income	$429.3	$(18.8)		$410.5

Net operating income per diluted share	$3.97	$(0.17)		$3.80
___________
(a)Comprised of $27.3 million of net favorable impact arising from our comprehensive annual actuarial review.
(b)Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

	Three months ended
	December 31, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$55.0	$—		$55.0
Health margin	130.1	3.9	(a)	134.0
Life margin	68.0	—		68.0
Total insurance product margin	253.1	3.9		257.0
Allocated expenses	(146.1)	—		(146.1)
Income from insurance products	107.0	3.9		110.9
Fee income	20.6	—		20.6
Investment income not allocated to product lines	65.3	—		65.3
Expenses not allocated to product lines	(19.0)	—		(19.0)
Operating earnings before taxes	173.9	3.9		177.8
Income tax (expense) benefit on operating income	(35.9)	(0.8)		(36.7)
Net operating income	$138.0	$3.1		$141.1

Net operating income per diluted share	$1.31	$0.03		$1.34
___________
(a)Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2024
	Actual results	Significant items (a)		Excluding significant items
Insurance product margin
Annuity margin	$91.1	$(36.2)	(b)	$54.9
Health margin	127.8	4.3	(b)	132.1
Life margin	63.3	0.7	(b)	64.0
Total insurance product margin	282.2	(31.2)		251.0
Allocated expenses	(153.0)	—		(153.0)
Income from insurance products	129.2	(31.2)		98.0
Fee income	(2.7)	—		(2.7)
Investment income not allocated to product lines	45.5	—		45.5
Expenses not allocated to product lines	(18.5)	2.9	(c)	(15.6)
Operating earnings before taxes	153.5	(28.3)		125.2
Income tax (expense) benefit on operating income	(34.3)	6.4		(27.9)
Net operating income	$119.2	$(21.9)		$97.3

Net operating income per diluted share	$1.11	$(0.19)		$0.92
___________
(a)Significant items impacting the health margin were revised from $8.2 million reported in September 30, 2024 to $4.3 million.
(b)Comprised of $31.2 million of net favorable impact arising from our comprehensive annual actuarial review.
(c)Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com